Exhibit 99.2

Annovis Bio, Inc. Announces Pricing of Public Offering

Berwyn, Pennsylvania, May 23, 2021 — Annovis Bio, Inc. (NYSE American: ANVS), (“Annovis” or the “Company”), a clinical-stage drug platform company addressing Alzheimer’s disease (AD), Parkinson’s disease (PD) and other neurodegenerative diseases, today announced the pricing of its underwritten public offering of 1,000,000 shares of its common stock at a public offering price of $50.00 per share, for gross proceeds of $50,000,000, before deducting underwriting discounts, commissions and offering expenses. All of the shares of common stock are being offered by the Company.

The offering is expected to close on May 26, 2021, subject to satisfaction of customary closing conditions.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering and Maxim Group LLC is acting as co-manager for the offering.

The Company intends to use the net proceeds from the offering primarily for general corporate purposes, including working capital, research and development, capital expenditures and the completion of our planned Phase 3 clinical trial for ANVS401 in AD in persons with Down Syndrome.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-252625), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2021 and declared effective on February 11, 2021. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and made available on the SEC’s website. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Annovis Bio Inc.

Headquartered in Berwyn, Pennsylvania, Annovis Bio, Inc. (Annovis) is a clinical-stage, drug platform company addressing neurodegeneration, such as Alzheimer’s disease (AD), Parkinson’s disease (PD) and Alzheimer’s in Down Syndrome (AD-DS). We believe that we are the only company developing a drug for AD, PD and AD-DS that inhibits more than one neurotoxic protein and, thereby, improves the information highway of the nerve cell, known as axonal transport. When this information flow is impaired, the nerve cell gets sick and dies. We expect our treatment to improve memory loss and dementia associated with AD and AD-DS, as well as body and brain function in PD. We have two ongoing Phase 2a studies: one in AD patients and one in both AD and PD patients. For more information on Annovis, please visit the company’s website: www.annovisbio.com.

Forward Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words, and include, without limitation, statements regarding the timing, effectiveness, and anticipated results of ANVS401 clinical trials. Forward-looking statements are based on Annovis Bio, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including that clinical trials may be delayed; that the data reported herein is interim data, conclusions as to which may be superseded by subsequent data we expect to receive in connection with Phase 2a trials and/or subsequent clinical trials; and that any anticipated meeting with or presentation to the FDA may be delayed. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Annovis Bio, Inc. undertakes no duty to update such information except as required under applicable law.

Investor Relations:

Dave Gentry, CEO
RedChip Companies Inc.
407-491-4498
Dave@redchip.com

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